EXHIBIT 99.1
INTER-TEL ANNOUNCES EXECUTIVE APPOINTMENT:
NORMAN STOUT NAMED CHIEF EXECUTIVE OFFICER AND DIRECTOR
Tempe, AZ, February 22, 2006 – Inter-Tel, Incorporated (NASDAQ: INTL) announced today that the Board of Directors has appointed Norman Stout to the position of Chief Executive Officer and as a member of the Board of Directors. Steven G. Mihaylo, Inter-Tel’s founder and since 1969 its Chief Executive Officer, has resigned as CEO but remains a member of the company’s Board of Directors.
“The Board wishes to thank Mr. Mihaylo for his approximately 37 years of dedicated service to Inter-Tel and its associates,” said Alexander L. Cappello, Chairman of the Board. “We are delighted to announce Norman Stout’s promotion and expect that Norman will serve the Company with great distinction,” Mr. Cappello continued. “We are equally pleased to announce that Craig Rauchle, a company veteran for more than 25 years, will remain as President and Chief Operating Officer
Mr. Stout, who has been with the company since June 1998, most recently has been serving as Chief Strategy Officer and Chief Administrative Officer. Mr. Stout was a member of the Board of Directors of Inter-Tel from 1994 through mid-1998, when he joined Inter-Tel full time as Executive Vice President, Chief Administrative Officer and President of Inter-Tel Software and Services, Inc. Mr. Stout received an MBA from the University of Texas and a BBA from Texas A&M. Mr. Stout serves on the board of directors of Hypercom, Inc., a point of sale terminal company (NYSE: HYC).
     “Steve has built an outstanding company over the past 37 years, and we appreciate the breadth and depth of his tireless efforts on behalf of Inter-Tel, and I look forward to working with Craig and the rest of the Inter-Tel team to build upon the foundation that Steve laid in order to bring the Company to its next stage,” said Norman Stout, Chief Executive Officer. Noting that Mr. Mihaylo had groomed the current management team to take over from him, Mr. Rauchle added that “I am very excited about the opportunities ahead for Inter-Tel. I commend and thank Steve Mihaylo for his exemplary leadership over the decades and for building an organization that will endure.”
Conference Call Information
     Inter-Tel will host a conference call on Wednesday, February 22, 2006 at 2:30 p.m. (MST), 4:30 p.m. (EST) and 1:30 p.m. (PST), to discuss the new executive appointments. You may access this conference call via the Internet at http://www.inter-tel.com. Select “News & Events” from the top navigation bar. A link to the webcast will be displayed within the “News & Events” section.
Forward Looking Statements
This press release contains Forward-Looking Statements as defined under the Federal Securities Laws. These Forward-Looking Statements include the statements regarding expectations regarding Mr. Stout’s and Mr. Rauchle’s services and building on the existing foundation to bring the Company to its next stage and the opportunities for the Company. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include: our ability to transition effectively management roles to new personnel; our ability to retain key personnel and continue to recruit qualified personnel; increased market competition and pricing pressure; declines in the prices of our products and the associated pressure on our revenues and gross margins; our failure to manage sales channels and other customer relationships; our failure to effectively transition product platforms; our failure to manage our business effectively in a rapidly evolving market; the effect of future acquisitions on our business operations; and our ability to remain profitable. Many of these and other risks are set forth in more detail in the Company’s report on Form 10-K for the fiscal year ended December 31, 2004 and reports on Forms 10-Q and 8-K filed with the Securities and Exchange Commission.
About Inter-Tel, Incorporated
Inter-Tel (Nasdaq: INTL — news) offers value-driven communications products; applications utilizing networks and server-based communications software; and a wide range of managed services that include voice and data network design and traffic provisioning, custom application development, and financial solutions packages. An industry-leading provider focused on the communication needs of business enterprises, Inter-Tel employs approximately 2,000 communications professionals, and services business customers through a network of 59 company-owned direct sales offices and over 350 authorized providers in North America, the United Kingdom, Ireland, Australia and South Africa. More information is available at www.inter-tel.com.